Exhibit 99.1

HEARTLAND PAYMENT SYSTEMS® AND DISCOVER AGREE

TO $5 MILLION INTRUSION SETTLEMENT

Settlement marks final agreement with a card brand related to 2008 intrusion

Princeton, NJ — September 1, 2010 — Heartland Payment Systems® (NYSE: HPY), one of the nation’s largest payments processors, today announced a settlement agreement with Discover Financial Services (NYSE: DFS) related to the 2008 criminal intrusion of Heartland’s payment system environment. Under the agreement, Heartland will pay Discover $5 million, resolving all issues related to the 2008 intrusion.

“We are pleased to have reached an equitable settlement with Discover,” commented Bob Carr, Heartland’s chairman and chief executive officer. “This settlement marks our final agreement with a card brand related to the intrusion.”

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About Heartland Payment Systems

Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, gift marketing, payroll, check management and related business solutions to more than 250,000 business locations nationwide. Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, please visit HeartlandPaymentSystems.com, MerchantBillOfRights.org, CostOfABurger.com and E3secure.com.

Contacts
Leanne Scott Brown	Nancy Gross
Vault Communications	Heartland Payment Systems
610.455.2742	888.798.3131 x2202
LBrown@VaultCommunications.com	Nancy.Gross@e-hps.com

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